UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2006
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 311, 698 Seymour Street
Vancouver, BC	V6B 3K6
(Address of principal executive offices)	(Zip Code)

(604) 688-8619
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departures Of Directors Or Principal Officers; Election Of Directors;
Appointment Of Principal Officers.

Effective June 7, 2006, Bruce T. Leitch has resigned as the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and as a Director of Norpac Technologies, Inc. (the “Company”). John Thornton, a Director of the Company, was appointed the President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer in his place.

Mr. Leitch resigned in order to pursue other business opportunities. There was no disagreement between Mr. Leitch and the Company regarding any matter relating to the Company’s operations, policies or practices.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

$312,000 Private Placement

The Company’s board of directors have approved an offering of up to 2,600,000 Shares at a price of $0.12 per Share for total proceeds of up to $312,000 (the “Offering”) pursuant to Regulation S of the United States Securities Act of 1933. There is no assurance that the Offering or any part of it will be completed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements And Exhibits.

(c)	Exhibits

	99.1	Press Release dated June 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: June 9, 2006	By:	/s/ John P. Thornton

JOHN P. THORNTON
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer